UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2011 (June 9, 2011)

TOMOTHERAPY INCORPORATED

(Exact name of registrant as specified in its charter)

Wisconsin	001-33452	39-1914727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Deming Way
Madison, Wisconsin  53717

(Address of principal executive offices) (zip code)

(608) 824-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously disclosed, on March 6, 2011, TomoTherapy Incorporated (“TomoTherapy”) entered into an Agreement and Plan of Merger with Accuray Incorporated and Jaguar Acquisition, Inc. (the “Merger Agreement”). On June 9, 2011, at a special meeting of the shareholders of TomoTherapy (the “Special Meeting”), TomoTherapy’s shareholders voted to approve and adopt the Merger Agreement. A summary of the voting results is set forth below:

For	Against	Abstain

44,487,817	745,152	14,483

In connection with the Special Meeting, TomoTherapy also solicited proxies with respect to a proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there were insufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement. The adjournment proposal, which was unnecessary in light of the approval and adoption of the Merger Agreement by TomoTherapy’s shareholders as indicated above, was withdrawn and not submitted to a vote of TomoTherapy’s shareholders at the Special Meeting.

A copy of the press release announcing the approval and adoption of the Merger Agreement by the shareholders of TomoTherapy is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Number	Description
99.1	Press Release dated June 9, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOMOTHERAPY INCORPORATED

By:	/s/ Thomas E. Powell
Name:	Thomas E. Powell
Title:	Chief Financial Officer and Treasurer

Date:  June 9, 2011

EXHIBIT INDEX

Number	Description
99.1	Press Release dated June 9, 2011